CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Touchstone Strategic Trust of our report dated May 27, 2021, relating to the financial statements and financial highlights, which appears in AIG Strategic Bond Fund’s (one of the funds constituting SunAmerica Income Funds) Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Statement of Additional Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 27, 2021